Exhibit 10.18

GENERAL MOTORS COMPANY 2009 LONG-TERM INCENTIVE PLAN

As Amended March 1, 2010

SECTION 1. Purpose. The purpose of the General Motors Company 2009 Long-Term Incentive Plan is to motivate and reward participating employees in a manner that is consistent with the Company’s obligations under the American Recovery and Reinvestment Act of 2009 and under the terms of its agreement with the United States Department of the Treasury. Capitalized terms used in the Plan shall have the definitions set forth in Section 10 of the Plan.

SECTION 2. Administration. The Plan shall be administered by the Committee. The Committee shall have full discretionary power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (i) select the Employees of the Company and its Subsidiaries to whom Awards may be granted hereunder; (ii) determine the number of Shares to be covered by each Award granted hereunder; (iii) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled, and (iv) interpret and administer the Plan and any Award Agreement, and establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan.

SECTION 3. Shares Subject to the Plan.

(a) Subject to the provisions of Section 3(c) below, the aggregate number of Shares with respect to which Awards may be granted under this Plan shall not exceed 10,000,000 Shares. Awards granted under the Plan that are settled in cash will not count against the approved share reserve. Shares subject to awards granted under the General Motors Company Salary Stock Plan shall reduce the number of Shares with respect to which Awards may be granted under this Plan.

(b) Any Shares delivered in settlement of Awards hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c) In the event of any merger, reorganization, consolidation, re-capitalization, stock split or reverse stock split, stock dividend, extraordinary cash dividend, or other change in corporate structure affecting the Company’s Shares, the Committee shall make such adjustments in the aggregate number of Shares which may be delivered under this Plan and the number of Shares subject to Awards granted under this Plan (provided the number of Shares subject to any Award shall always be a whole number), as may be determined to be appropriate by the Committee in order to prevent unintended enhancement or diminution of the benefits or potential benefits intended to be conferred on Participants pursuant to Awards granted hereunder.

(d) For avoidance of doubt, Shares which are tendered or withheld to pay tax withholding obligations arising from the grant, vesting or settlement of an Award and Shares previously granted under this Plan which are forfeited following termination of employment will not again become available for grant under the terms of this Plan.

SECTION 4. Eligibility. Any Employee shall be eligible to be selected as a Participant.

SECTION 5. Conditions Precedent. As a condition precedent to the vesting and settlement of any portion of an Award, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate and in the best interests of the Company.

SECTION 6. Restricted Stock Units.

(a) Grant and Performance Conditions. The Committee will award Restricted Stock Unit Awards to Participants, from time to time. Units are valued by reference to a designated number of Shares. An RSU Award shall be subject to the terms and conditions set forth in this Section 6 and the terms set forth in the applicable Award Agreement.

(b) Nonforfeitability. No RSU Award shall become nonforfeitable prior to a date specified by the Committee in the Award Agreement, which shall be not less than twenty-four months after the date of grant thereof, except as set forth in Section 6(d). A Participant must remain continuously employed by the Company or a Subsidiary through the nonforfeitability date specified in the Award Agreement except as set forth herein or in the Award Agreement. Awards may be forfeited in whole or in part based on the achievement of Performance Conditions, as specified in the Award Agreement.

(c) Payment and Delivery. No RSU Award shall be paid or settled prior to the first applicable Settlement Date, except as provided in Sections 6(d)(i).

(d) Termination of Employment. Except as set forth in this subsection, upon the termination of a Participant’s employment, any RSUs held by such Participant that have not become nonforfeitable in accordance with Section 6(b) at the time of such termination shall be forfeited.

(i) In the event that the Participant’s employment terminates as a result of his or her death, a pro rata portion of RSUs held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the RSUs comprising the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of death and the denominator of which is the number of months from the Grant Date to the date on which such RSUs would have become nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. The retained RSUs will be settled in the form provided in Section 6(e) and the Settlement Date for such Awards will occur as soon as practicable after the date of death, without regard to the proviso in Section 10(q).

(ii) In the event of the Participant’s Disability, all RSUs held by such Participant will be retained and will be subject to the payment and delivery provisions set forth in Section 6(c). The retained RSUs will be settled in the form provided in Section 6(e).

(iii) In the case of any non-TARP Award, in the event that the Participant retires from the Company at age 55 or older with ten or more years of service (or equivalent retirement eligibility in countries outside the United States), subject to other terms and conditions of the Plan, a pro rata portion of RSUs held by such Participant shall be retained and become nonforfeitable. The retained portion shall be determined by multiplying the RSUs comprising the Award by a fraction, the numerator of which is the number of full and partial calendar months elapsed from the Proration Date to the date of retirement and the denominator of which is the number of months from the Grant Date to the date on which such RSUs would have become nonforfeitable in accordance with Section 6(b). In no event will such fraction exceed 1.0. The retained RSUs will be settled on the Settlement Date in the form provided in Section 6(e).

(iv) Notwithstanding the above provisions, any Participant who retires or separates from the Company or a Subsidiary under the terms of an approved separation agreement or program will not be entitled to retain any portion of an Award.

(e) Form of Settlement. Each RSU shall be settled on any applicable Settlement Date by delivery of one Share. If a Settlement Date for any RSU occurs prior to the date which is six months following the consummation of an underwritten public offering of Shares, the RSU shall be settled by the delivery of the Fair Market Value of a Share, in cash. Such delivery shall take place promptly after the applicable Settlement Date; provided, however, that such delivery shall be made in all events not later than December 31 of the calendar year in which such Settlement Date occurs.

(f) No Rights of a Shareholder. No holder of any Award shall have any rights to dividends or any other rights of a stockholder with respect to Shares subject to the Award prior to becoming the record owner of such Shares.

(g) Leave of Absence. Notwithstanding Section 6(d), a qualifying leave of absence shall not constitute a termination of employment. A Participant’s absence or leave shall be deemed to be a qualifying leave of absence if approved by the Committee in its sole discretion, or if on account of military or governmental service.

SECTION 7. Amendments, Termination and Recoupment.

(a) The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however; that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is necessary to comply with the rules of the New York Stock Exchange or such other national securities exchange as may be from time to time the principal trading market for Shares, and (ii) except as provided in Section 7(f), the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award.

(b) The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including, but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations.

(c) The Committee may amend the terms of any Award and any Award Agreement theretofore granted, prospectively or retroactively, but no such amendment shall materially impair the rights of any Participant without his or her consent except as provided in Section 7(f).

(d) Notwithstanding any provision of this Plan to the contrary, any Award, and any amount of cash or Shares delivered in settlement thereof to a Participant under this Plan is subject to being called for repayment to the Company in accordance with the Company’s Recoupment Policy, as in effect from time to time, and as may be directed by the Special Master.

(e) If any provision of the Plan or any Award Agreement is invalid or unenforceable in any jurisdiction, (i) such provision shall be modified or eliminated, but only to the extent necessary to eliminate such invalidity or unenforceability and (ii) such invalidity, unenforceability, modification or elimination shall not affect the validity or enforceability of such provision in any other jurisdiction and shall not affect the validity or enforceability of any other provision of the Plan or any Award.

(f) Any Award hereunder that is required to comply with the requirements for “long-term restricted stock” set forth in Treasury Regulations Section 31 CFR 30.1 (Q-1) at the time of grant thereof or at any time during the duration of the Award is intended to comply with such regulations and shall be interpreted accordingly and amended as necessary to comply with any interpretations or guidance of the Special Master or his successor. In the event that an Award hereunder becomes a TARP Award, or is otherwise affected by any decision of the Special Master or his successor, the Company shall inform the affected Participant.

SECTION 8. General Provisions.

(a) An Award may not be sold, exercised, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

(b) Neither the Award nor any benefits arising out of this Plan shall constitute part of a Participant’s employment or service contract with the Company or any Subsidiary. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.

(c) No Employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

(d) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Subsidiary or limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or a Participant’s service at any time, with or without cause.

(e) All Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or other indicia of ownership of such Shares to make appropriate reference to such restrictions.

(f) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(g) The Company and its Subsidiaries shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or its Subsidiaries to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered Shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the minimum required tax withholding rate, to the extent such limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

(h) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i) The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of Delaware without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(j) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy; provided, however, that amendments deemed necessary under this Section 8(j) may not be made without stockholder approval or Participant approval, if such approval is required by Section 7. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(k) If the Company shall have any unpaid claim against the Participant arising out of or in connection with such Participant’s employment with the Company, such claim may be offset against Awards under this Plan. Such claim may include, but is not limited to, unpaid taxes or corporate business credit card charges.

(l) Notwithstanding any provision of this Plan, no Plan elections, modifications or distributions will be allowed or implemented if they would cause the Participant to be subject to tax (including interest and penalties) under Section 409A of the Code. The settlement of Awards hereunder may be delayed up to six months following a Participant’s termination of employment if the Participant is a “specified employee” for purposes of Section 409A and such delay is necessary to avoid the imposition of tax (including interest and penalties) under Section 409A.

SECTION 9. Term of Plan. The Plan shall terminate on the day after the date when all Awards hereunder have been settled in accordance with the terms of the Plan.

SECTION 10. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean an award hereunder of Restricted Stock Units.

(b) “Award Agreement” shall mean the written instrument evidencing the terms of an Award hereunder.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and any reference to any section of the Code shall also include any successor provision thereto.

(e) “Committee” shall mean the Executive Compensation Committee of the Board, its named successor, or such other persons or committee to whom the Board has delegated any authority, as may be appropriate.

(f) “Company” shall mean General Motors Company, a Delaware Company, or its successor.

(g) “Disability” shall mean the Participant is unable to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(h) “Employee” shall mean any individual who is employed by the Company or any Subsidiary.

(i) “Fair Market Value” shall mean the value of a Share, determined as follows: prior to the establishment of when-issued trading of the Shares on a national securities exchange, as determined by the Committee in its discretion; and after the establishment of when-issued trading of the Shares on a national securities exchange, the average of the high and low trading

(or when-issued trading) prices for the Shares as reported on such national securities exchange for the applicable date or, if no such prices are reported for that date, the average of the high and low trading (or when-issued trading) prices on the immediately preceding date for which such prices were reported.

(j) “GM’s TARP Obligations” or “TARP Obligations” shall mean (i) the amounts outstanding under the Second Amended and Restated Secured Credit Agreement among the General Motors Holdings LLC, the U.S. Treasury, and the guarantors named therein dated as of August 12, 2009 as it may be subsequently amended or restated and the Second Amended and Restated Loan Agreement dated as of July 10, 2009 by and among General Motors of Canada Limited, as Borrower, and the other Loan Parties and Export Development Canada, as Lender, as amended, as it may be subsequently amended or restated, which together comprise the loans totaling $8.4 billion or, (ii) for any TARP Award, as otherwise determined to be in compliance with the requirements of Treasury Regulations Section 31 CFR 30.1 (Q-1). Further, the Special Master and the U.S. government may determine that the repayment of “GM’s TARP Obligations” requires additional actions on GM’s part. We are required to interpret this section 10(j)(ii) in a manner acceptable to the U.S. government under TARP. If and when an interpretation is made that requires additional actions, the Company will notify affected Participants of the effect of this interpretation on their Award.

(k) “Grant Date” shall mean the grant date specified in the Award Agreement.

(l) “Participant” shall mean an Employee who is selected by the Committee to receive an Award under the Plan.

(m) “Plan” shall mean this General Motors Company 2009 Long-Term Incentive Plan.

(n) “Performance Conditions” shall mean measures of the operational performance of the Company or other performance criteria selected by the Committee, the degree of achievement of which will determine the portion of the RSU Award that is earned by the Participant as specified in the Award Agreement.

(o) “Proration Date” shall be a date established by the Committee at the time of grant of an Award and specified in the Award Agreement. If no such date is established, the Proration Date shall be the Grant Date.

(p) “Restricted Stock Unit” or “RSU” shall mean any unit granted pursuant to and described in Section 6.

(q) “Settlement Date” shall mean the date on which the Award becomes nonforfeitable in accordance with the provisions of the Plan and the Award Agreement; provided, however, that, except as may be expressly set forth in an Award Agreement or in Section 6(d), if on such date the Company has not repaid in full its TARP obligations, the Settlement Date(s) shall occur in accordance with the following schedule: twenty-five percent (25%) of the RSUs comprising an Award shall be settled on the date on which at least 25% of the Company’s TARP Obligations have been repaid, fifty percent (50%) of the RSUs comprising an Award shall be settled on the date on which at least 50% of the Company’s TARP Obligations have been repaid, seventy-five percent (75%) of the RSUs comprising an Award shall be settled on the date on which at least 75% of the Company’s TARP Obligations have been repaid, and one hundred percent (100%) of the RSUs comprising an Award shall be settled on the date on which 100% of the Company’s TARP Obligations have been repaid. The foregoing percentages of RSUs to be repaid shall not be interpolated. For the avoidance of doubt, no Settlement Date for an Award or portion thereof shall occur before the date on which the Award becomes nonforfeitable in accordance with the provisions of the Plan and the applicable Award Agreement.

(r) “Shares” shall mean shares of the common stock of the Company, $0.01 par value.

(s) “Special Master” shall mean the Office of the Special Master for TARP Executive Compensation, established by the United States Secretary of the Treasury under the American Recovery and Reinvestment Act of 2009.

(t) “Subsidiary” shall mean (i) a Company of which capital stock having ordinary voting power to elect a majority of the board of directors of such Company is owned, directly or indirectly, by the Company or (ii) any unincorporated entity in respect of which the Company can exercise, directly or indirectly, comparable control.

(u) “TARP Award” shall mean an Award hereunder that is at any time required to comply with the requirements for “long-term restricted stock” set forth in Treasury Regulations Section 31 CFR 30.1 (Q-1) and as interpreted and applied by the Special Master.

(v) “Unit” shall mean a Restricted Stock Unit or RSU.